Exhibit 99.1

EVERTEC REPORTS FOURTH QUARTER AND FULL YEAR 2018 RESULTS
ANNOUNCES 2019 OUTLOOK

SAN JUAN, PUERTO RICO – February 20, 2019 – EVERTEC, Inc. (NYSE: EVTC) (“EVERTEC” or the “Company”) today announced results for the fourth quarter and full year ended December 31, 2018.
Fourth Quarter 2018

•	Revenue increased 19% to $118.2 million

•	GAAP Net Income attributable to common shareholders was $20.2 million, or $0.27 per diluted share

•	Adjusted EBITDA increased $15.6 million to $52.6 million

•	Adjusted earnings per common share was $0.46, or a 92% increase
Full Year 2018 Highlights

•	Revenue grew 11% to $453.9 million

•	GAAP Net Income attributable to common shareholders was $86.3 million, or $1.16 per diluted share

•	Adjusted EBITDA increased 19% to $212.5 million

•	Adjusted earnings per common share was $1.84, or a 25% increase

•	$17 million returned to shareholders in share repurchases and dividends

Mac Schuessler, President and Chief Executive Officer stated “We set a new revenue record in the fourth quarter, exceeded our most recent full year guidance and far surpassed our expectations from the beginning of the year. Looking to 2019, we expect to continue to benefit from the momentum in Puerto Rico and our continued investments in growing our business. We anticipate the Latin American markets will continue to evolve, creating new opportunities for our business."
Fourth Quarter 2018 Results
Revenue. Total revenue for the quarter ended December 31, 2018 was $118.2 million, an increase of 19% compared with $99.6 million in the prior year. Revenue increase in the quarter primarily reflects growth over last year's hurricane impacted results as well as the elevated sales volume in Puerto Rico driven by post-hurricane recovery activity, federal relief and benefit programs.
Net Income attributable to common shareholders. For the quarter ended December 31, 2018, GAAP Net Income attributable to common shareholders was $20.2 million, or $0.27 per diluted share, compared with $5.8 million or $0.08 per diluted share in the prior year.
Adjusted EBITDA. For the quarter ended December 31, 2018, Adjusted EBITDA was $52.6 million, an increase of 42% compared to the prior year. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenue) increased 730 basis points to 44.5% compared with 37.2% in the prior year. The increase in Adjusted EBITDA margin was primarily driven by growth over the hurricane impacted results in the fourth quarter of 2017 as well as a $5.0 million impairment charge in the previous year.
Adjusted Net Income. For the quarter ended December 31, 2018, Adjusted Net Income was $34.5 million, an increase of 95% compared with $17.7 million in the prior year. Adjusted earnings per common share was $0.46, an increase of 92% compared with $0.24 in the prior year. The results included the impact of higher cash interest expense and a lower tax rate in the quarter.

Full Year 2018 Results
Revenue. Total revenue for the year ended December 31, 2018 was $453.9 million, an increase of 11% compared with $407.1 million in the prior year. The increase in revenues reflects growth over last year's hurricane impacted results and was driven by increases in ATH debit network transaction volumes and card processing volumes, revenue generated from a full year of results from the acquisition of the business formerly known as PayGroup, that closed in July 2017, and an increase in network revenue.
Net Income attributable to common shareholders. For the year ended December 31, 2018, GAAP Net Income attributable to common shareholders was $86.3 million, or $1.16 per diluted share, compared with $55.1 million or $0.76 per diluted share in the prior year. The increase reflects growth over last year's hurricane impacted results, as well as two charges taken last year, one in connection with an exit activity for a third-party software solution and an impairment loss related to a software asset under development, partially offset by increased interest expense.
Adjusted EBITDA. For the year ended December 31, 2018, Adjusted EBITDA was $212.5 million, an increase of 19% compared to the prior year. Adjusted EBITDA margin increased 310 basis points to 46.8% compared with 43.7% in the prior year. The increase in Adjusted EBITDA margin was primarily driven by growth over last year's hurricane impacted results and an impairment loss related to a software asset under development.
Adjusted Net Income. For the year ended December 31, 2018, Adjusted Net Income was $137.2 million, an increase of 28% compared with $107.1 million in the prior year. Adjusted earnings per common share was $1.84, an increase of 25% compared with $1.47 in the prior year. The increase reflects growth over last year's hurricane impacted results, partially offset by higher cash interest expense.
Share Repurchase
During the three months ended December 31, 2018 and for the full year 2018, the Company repurchased a total of 0.4 million shares of common stock at an average price of $27.22 per share for a total of $10.0 million. As of December 31, 2018, a total of approximately $62.3 million remained available for future use under the Company’s share repurchase program.
2019 Outlook
The Company financial outlook for 2019 is as follows:

•	Total consolidated revenue between $464 million and $476 million representing growth of 2% to 5%

•	Adjusted earnings per common share between $1.80 to $1.90 representing a range of -2% to 3% as compared to $1.84 in 2018

•	Capital expenditures ranging between $40 and $45 million

•	Effective tax rate of approximately 13%
Earnings Conference Call and Audio Webcast
The Company will host a conference call to discuss its fourth quarter 2018 financial results today at 4:30 p.m. ET. Hosting the call will be Mac Schuessler, President and Chief Executive Officer, and Joaquin Castrillo, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 338-7153 or for international callers by dialing (412) 317-5117. A replay will be available one hour after the end of the conference call and can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the pin number is 10127757. The replay will be available through Wednesday, February 27, 2019. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com. A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website at ir.evertecinc.com and will remain available after the call.

About EVERTEC
EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business in Latin America, providing a broad range of merchant acquiring, payment processing and business solutions services. The Company manages a system of electronic payment networks that process approximately two billion transactions annually and offers a comprehensive suite of services for core bank processing, cash processing and technology outsourcing. In addition, EVERTEC owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. Based in Puerto Rico, the Company operates in 26 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

Use of Non-GAAP Financial Information

The non-GAAP measures referenced in this release material are supplemental measures of the Company’s performance and are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenue, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of operating performance or as measures of the Company’s liquidity. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the Company believes are pertinent to the daily management of the Company’s operations and believes that they are also frequently used by analysts, investors and other interested parties to evaluate companies in the industry. Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release. These non-GAAP measures include EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share and are defined below.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, Adjusted EBITDA, as it relates to the Company's segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K. In addition, the Company's presentation of Adjusted EBITDA is substantially consistent with the equivalent measurements that are contained in the senior secured credit facilities in testing EVERTEC Group’s compliance with covenants therein such as the senior secured leverage ratio.

Adjusted Net Income is defined as net income adjusted to exclude unusual items and other adjustments.

Adjusted Earnings per common share is defined as Adjusted Net Income divided by diluted shares outstanding.

The Company uses Adjusted Net Income to measure the Company's overall profitability because the Company believe better reflects the Company's comparable operating performance by excluding the impact of the non-cash amortization and depreciation that was created as a result of Apollo Global Management LLC’s acquisition of a 51% indirect ownership in EVERTEC Group (the "Merger"). In addition, in evaluating EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share, you should be aware that in the future the Company may incur expenses such as those excluded in calculating them. Further, the Company's presentation of these measures should not be construed as an inference that the Company's future operating results will not be affected by unusual or nonrecurring items.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the Company’s reliance on its relationship with Popular for a significant portion of revenue and to grow the Company's merchant acquiring business; the Company's ability to renew its client contracts on terms favorable to the Company, including the Company's Master Services Agreement (MSA) with Popular, and any significant concessions the Company may have to grant to Popular with respect to pricing or other key terms in anticipation of the negotiation of the extension of the MSA, both in respect of the current term and any extension of the MSA; a potential government shutdown; a continuation of the Government of Puerto Rico’s fiscal crisis; the effectiveness of the Company’s risk management procedures; dependence on the Company's processing systems, technology infrastructure, security systems and fraudulent-payment-detection systems, and the risk that the Company's systems may experience breakdowns or fail to prevent security breaches, confidential data theft or fraudulent transfers; our ability to develop, install and adopt new technology; impairments to the Company’s amortizable intangible assets and goodwill; a decreased client base due to consolidations in the banking and financial-services industry; the credit risk of the Company’s merchant clients, for which the Company may also be liable; a decline in the market for the Company’s services due to increased competition, changes in consumer spending or payment preferences; the continuing market position of the ATH® network; the Company’s dependence on credit card associations and debit networks; regulatory limitations on the Company’s activities, including the potential need to seek regulatory approval to consummate transactions, due to the Company’s relationship with Popular and the Company’s role as a service provider to financial institutions and the Company’s potential inability to obtain such approval on a timely basis or at all; changes in the regulatory environment and changes in international, legal, tax, political, administrative or economic conditions; the Company’s ability to comply with federal, state, and local regulatory requirements; the geographical concentration of the Company’s business in Puerto Rico; operating an international business in multiple regions with potential political and economic instability; operating an international business in countries and with counterparties that increase the Company’s compliance risks and puts the Company at risk of violating U.S. sanctions laws; the Company’s ability to execute the Company’s expansion and acquisition strategies; the Company’s ability to protect the Company’s intellectual property rights; the Company’s ability to recruit and retain qualified personnel; evolving industry standards; the Company’s high level of indebtedness and restrictions contained in the Company’s debt agreements; the Company’s ability to generate sufficient cash to service the Company’s indebtedness and to generate future profits and the impact of natural disasters or catastrophic events in the countries in which the Company operates.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports the Company files with the SEC from time to time, in connection with considering any forward-looking statements that may be made by the Company and its businesses generally. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless the Company is required to do so by law.

Investor Contact
Kay Sharpton
(787) 773-5442
IR@evertecinc.com

EVERTEC, Inc.
Schedule 1: Unaudited Consolidated Statements of Income and Comprehensive Income

	Quarter ended December 31,		Year ended December 31,
(Dollar amounts in thousands, except per share data)	2018	2017	2018	2017
Revenues	$118,231	$99,628	$453,869	$407,144
Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	50,942	50,748	196,957	200,650
Selling, general and administrative expenses	23,033	16,130	68,717	56,161
Depreciation and amortization	15,684	16,061	63,067	64,250
Total operating costs and expenses	89,659	82,939	328,741	321,061
Income from operations	28,572	16,689	125,128	86,083
Non-operating income (expenses)
Interest income	261	156	787	716
Interest expense	(7,143)	(7,407)	(30,044)	(29,861)
Earnings of equity method investment	80	191	692	604
Other income (expense), net	724	(172)	2,602	2,657
Total non-operating expenses	(6,078)	(7,232)	(25,963)	(25,884)
Income before income taxes	22,494	9,457	99,165	60,199
Income tax expense	2,247	3,532	12,596	4,780
Net income	20,247	5,925	86,569	55,419
Less: Net income attributable to non-controlling interest	48	91	299	365
Net income attributable to EVERTEC, Inc.’s common stockholders	20,199	5,834	86,270	55,054
Other comprehensive (loss) income, net of tax
Foreign currency translation adjustments	(4,339)	(117)	(10,564)	(635)
(Loss) gain on cash flow hedge	(4,486)	1,421	(2,377)	2,178
Total comprehensive income	$11,374	$7,138	$73,329	$56,597
Net income per common share:
Basic	$0.27	$0.08	$1.19	$0.76
Diluted	$0.27	$0.08	$1.16	$0.76
Shares used in computing net income per common share:
Basic	72,656,706	72,390,977	72,607,321	72,479,807
Diluted	74,690,226	72,857,756	74,420,110	72,872,188

EVERTEC, Inc.
Schedule 2: Unaudited Consolidated Balance Sheets

(Dollar amounts in thousands, except share data)	December 31, 2018	December 31, 2017
Assets
Current Assets:
Cash and cash equivalents	$69,973	$50,423
Restricted cash	16,773	9,944
Accounts receivable, net	100,323	83,328
Prepaid expenses and other assets	29,124	25,011
Total current assets	216,193	168,706
Investment in equity investee	12,149	13,073
Property and equipment, net	36,763	37,924
Goodwill	394,644	398,575
Other intangible assets, net	259,269	279,961
Deferred tax asset	1,917	988
Other long-term assets	6,357	3,561
Total assets	$927,292	$902,788
Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	$57,006	$38,451
Accounts payable	47,272	41,135
Unearned income	11,527	7,737
Income tax payable	6,650	1,406
Current portion of long-term debt	14,250	46,487
Short-term borrowings	—	12,000
Total current liabilities	136,705	147,216
Long-term debt	524,056	557,251
Deferred tax liability	9,950	13,820
Unearned income—long-term	26,075	23,486
Other long-term liabilities	14,900	13,039
Total liabilities	711,686	754,812
Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 72,378,710 shares issued and outstanding at December 31, 2018 (December 31, 2017 - 72,393,933)	723	723
Additional paid-in capital	5,783	5,350
Accumulated earnings	228,742	148,887
Accumulated other comprehensive loss, net of tax	(23,789)	(10,848)
Total EVERTEC, Inc. stockholders’ equity	211,459	144,112
Non-controlling interest	4,147	3,864
Total equity	215,606	147,976
Total liabilities and equity	$927,292	$902,788

EVERTEC, Inc.
Schedule 3: Unaudited Consolidated Statements of Cash Flows

	Years ended December 31,
(In thousands)	2018	2017
Cash flows from operating activities
Net income	$86,569	$55,419
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	63,067	64,250
Amortization of debt issue costs and accretion of discount	4,316	5,128
Loss on extinguishment of debt	2,645	—
Provision for doubtful accounts and sundry losses	2,112	843
Deferred tax benefit	(4,611)	(4,306)
Share-based compensation	12,592	9,642
Loss on impairment of software	—	11,441
Loss on disposition of property and equipment and other intangibles	109	430
Earnings of equity method investment	(692)	(604)
Dividend received from equity method investment	390	—
(Increase) decrease in assets:
Accounts receivable	(18,181)	(2,099)
Prepaid expenses and other assets	(3,911)	(4,048)
Other long-term assets	(4,432)	1,654
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	16,057	(870)
Income tax payable	5,245	(349)
Unearned income	7,021	8,444
Other long-term liabilities	4,438	811
Total adjustments	86,165	90,367
Net cash provided by operating activities	172,734	145,786
Cash flows from investing activities
Additions to software	(27,386)	(22,174)
Acquisitions, net of cash acquired	—	(42,836)
Property and equipment acquired	(13,933)	(11,290)
Proceeds from sales of property and equipment	19	32
Net cash used in investing activities	(41,300)	(76,268)
Cash flows from financing activities
Proceeds from issuance of long-term debt	545,000	—
Debt issuance costs	(4,418)	—
Net decrease in short-term borrowings	(12,000)	(16,000)
Repayments of borrowings for purchase of equipment and software	(720)	(2,373)
Dividends paid	(7,273)	(21,762)
Withholding taxes paid on share-based compensation	(2,159)	(1,588)
Repurchase of common stock	(10,000)	(7,671)
Repayment of long-term debt	(613,485)	(19,789)
Net cash used in financing activities	(105,055)	(69,183)
Net increase in cash, cash equivalents and restricted cash	26,379	335
Cash, cash equivalents and restricted cash at beginning of the period	60,367	60,032
Cash, cash equivalents and restricted cash at end of the period	$86,746	$60,367

EVERTEC, Inc.
Schedule 4: Unaudited Segment Information

	Quarter Ended December 31, 2018
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$29,957	$22,365	$25,826	$51,617	$(11,534)	$118,231
Operating costs and expenses	12,922	19,883	14,365	35,883	6,606	89,659
Depreciation and amortization	2,504	2,249	430	3,441	7,060	15,684
Non-operating income (expenses)	451	4,702	(5)	99	(4,443)	804
EBITDA	19,990	9,433	11,886	19,274	(15,523)	45,060
Compensation and benefits (2)	202	(46)	192	479	2,162	2,989
Transaction, refinancing and other fees (3)	—	—	—	(1)	4,575	4,574
Adjusted EBITDA	$20,192	$9,387	$12,078	$19,752	$(8,786)	$52,623

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment eliminations predominantly reflect the $9.2 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software sale and developments of $2.3 million from Payment Services- Latin America to Payment Services- Puerto Rico & Caribbean and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation and severance payments.

(3)
Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement, relief contributions related to the 2017 hurricanes and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of cash dividends received.

	Quarter Ended December 31, 2017
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$22,866	$19,336	$18,232	$46,133	$(6,939)	$99,628
Operating costs and expenses	17,759	19,520	11,028	28,776	5,856	82,939
Depreciation and amortization	2,317	2,553	441	3,653	7,097	16,061
Non-operating income (expenses)	553	1,539	—	10	(2,083)	19
EBITDA	7,977	3,908	7,645	21,020	(7,781)	32,769
Compensation and benefits (2)	159	371	141	394	2,139	3,204
Transaction, refinancing and other fees (3)	—	—	—	—	1,055	1,055
Adjusted EBITDA	$8,136	$4,279	$7,786	$21,414	$(4,587)	$37,028

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations. Intersegment eliminations predominantly reflect the $6.9 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)
Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of cash dividends received.

	Year Ended December 31, 2018
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$114,119	$80,899	$99,655	$197,602	$(38,406)	$453,869
Operating costs and expenses	52,006	75,240	55,778	126,232	19,485	328,741
Depreciation and amortization	9,734	9,284	1,698	13,878	28,473	63,067
Non-operating income (expenses)	2,420	11,750	3	477	(11,356)	3,294
EBITDA	74,267	26,693	45,578	85,725	(40,774)	191,489
Compensation and benefits (2)	1,087	1,034	938	2,088	8,512	13,659
Transaction, refinancing, exit activity and other fees (3)	(250)	—	—	—	7,561	7,311
Adjusted EBITDA	$75,104	$27,727	$46,516	$87,813	$(24,701)	$212,459

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment eliminations predominantly reflect the $36.1 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software sale and developments of $2.3 million from Payment Services- Latin America to Payment Services- Puerto Rico & Caribbean and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)
Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement, relief contributions related to the 2017 hurricanes and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of cash dividends received.

	Year Ended December 31, 2017
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$101,687	$62,702	$85,778	$189,077	$(32,100)	$407,144
Operating costs and expenses	57,463	66,786	57,574	119,761	19,477	321,061
Depreciation and amortization	8,993	8,880	2,254	15,774	28,349	64,250
Non-operating income (expenses)	2,229	8,726	1	13	(7,708)	3,261
EBITDA	55,446	13,522	30,459	85,103	(30,936)	153,594
Compensation and benefits (2)	589	816	573	1,687	6,090	9,755
Transaction, refinancing, and other fees (3)	2,499	3,220	6,465	—	2,495	14,679
Adjusted EBITDA	$58,534	$17,558	$37,497	$86,790	$(22,351)	$178,028

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment eliminations predominantly reflect the $32.1 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)
Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement, an impairment charge and contractual fee accrual for a third party software solution that was determined to be commercially unviable and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of cash dividends received.

EVERTEC, Inc.
Schedule 5: Reconciliation of GAAP to Non-GAAP Operating Results

	Quarter ended December 31,		Year ended December 31,
(Dollar amounts in thousands, except share data)	2018	2017	2018	2017
Net income	$20,247	$5,925	$86,569	$55,419
Income tax expense	2,247	3,532	12,596	4,780
Interest expense, net	6,882	7,251	29,257	29,145
Depreciation and amortization	15,684	16,061	63,067	64,250
EBITDA	45,060	32,769	191,489	153,594
Equity income(1)	(80)	(191)	(259)	(604)
Compensation and benefits (2)	2,989	3,204	13,659	9,755
Transaction, refinancing and other fees (3)	4,654	1,246	7,570	2,500
Exit activity (4)	—	—	—	12,783
Adjusted EBITDA	52,623	37,028	212,459	178,028
Operating depreciation and amortization (5)	(7,299)	(7,459)	(29,208)	(30,585)
Cash interest expense, net (6)	(6,707)	(6,422)	(26,103)	(24,660)
Income tax expense (7)	(4,022)	(5,264)	(19,514)	(15,100)
Non-controlling interest (8)	(87)	(150)	(472)	(581)
Adjusted Net Income	$34,508	$17,733	$137,162	$107,102
Net income per common share (GAAP):
Diluted	$0.27	$0.08	$1.16	$0.76
Adjusted earnings per common share (Non-GAAP):
Diluted	$0.46	$0.24	$1.84	$1.47
Shares used in computing adjusted earnings per common share:
Diluted	74,690,226	72,857,786	74,420,110	72,872,188

(1)
Represents the elimination of non-cash equity earnings from the Company's 19.99% equity investment in Dominican Republic, Consorcio de Tarjetas Dominicanas, S.A. (“CONTADO”), net of dividends received.

(2)
Primarily represents share-based compensation and other compensation expense of $2.9 million and $3.1 million for the quarters ended December 31, 2018 and 2017. For the year ended December 31, 2018 and 2017 primarily represents share-based compensation and other compensation expense of $12.6 million and $9.6 million, respectively, and severance payments of $1.0 million for the year ended December 31, 2018.

(3)
Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement, recorded as part of selling, general and administrative expense and cost of revenues, as well as relief contributions related to the 2017 hurricanes.

(4)	Impairment charge and contractual fees accrual for a third party software solution that was determined to be commercially unviable.

(5)	Represents operating depreciation and amortization expense, which excludes amounts generated as a result of the Merger and other from purchase accounting intangibles generated from acquisitions.

(6)
Represents interest expense, less interest income, as they appear on the consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.

(7)	Represents income tax expense calculated on adjusted pre-tax income using the applicable GAAP tax rate, adjusted for certain discreet items.

(8)	Represents the 35% non-controlling equity interest in Evertec Colombia (formerly referred to as Processa), net of amortization for intangibles created as part of the purchase.

EVERTEC, Inc.
Schedule 6: Outlook Summary and Reconciliation to Non-GAAP Adjusted Earnings per Share

				2018
	2019 Outlook			Actual
(Dollar amounts in millions, except per share data)
Revenues	$464	to	$476	$454
Earnings per Share (EPS) (GAAP)	$1.26	to	$1.36	$1.16
Per share adjustment to reconcile GAAP EPS to Non-GAAP Adjusted EPS:
Share-based comp, non-cash equity earnings and other (1)	0.18		0.18	0.29
Merger and acquisition related depreciation and amortization (2)	0.41		0.41	0.45
Non-cash interest expense (3)	0.04		0.04	0.05
Tax effect of non-gaap adjustments (4)	(0.08)		(0.08)	(0.10)
Non-controlling interest (5)	(0.01)		(0.01)	(0.01)
Total adjustments	0.54		0.54	0.68
Adjusted EPS (Non-GAAP)	$1.80	to	$1.90	$1.84
Shares used in computing adjusted earnings per common share			74.4	74.4

(1)
Represents share-based compensation, the elimination of non-cash equity earnings from the Company's 19.99% equity investment in CONTADO, severance and other adjustments to reconcile GAAP EPS to Non-GAAP EPS.

(2)	Represents depreciation and amortization expenses amounts generated as a result of the Merger and intangibles related to acquisitions.

(3)	Represents non-cash amortization of the debt issue costs, premium and accretion of discount.

(4)	Represents income tax expense on non-GAAP adjustments using the applicable GAAP tax rate (anticipated at approximately 13%).

(5)	Represents the 35% non-controlling equity interest in Evertec Colombia (formerly referred to as Processa) net of amortization for intangibles created as part of the purchase.